EXHIBIT 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Focus Financial Partners Inc. 2018 Omnibus Incentive Plan of our Independent Auditors’ Report dated April 27, 2017 on the consolidated financial statements of SCS Financial Services, LLC and Subsidiaries, as of and for the year ended December 31, 2016 included in the Focus Financial Partners Inc. Registration Statement on Form S-1 (File No. 333-225166) and related Prospectus, filed with the Securities and Exchange Commission.

/s/ MAYER HOFFMAN MCCANN P.C.

Boston, Massachusetts
July 30, 2018